Exhibit 10.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into this 3rd day of May, 2021 (the “Effective Date”) by and between Stephen Swad (hereinafter “Associate”), and Benefitfocus.com, Inc., having its principal place of business at 100 Benefitfocus Way, Charleston, SC 29492 (hereinafter referred to as “Benefitfocus”) together with its parent company, Benefitfocus, Inc., its subsidiaries and affiliates (collectively, the “Company”).

WHEREAS, in connection with his employment with the Company, Associate executed an Employment Agreement dated on or about July 2, 2019, as amended on August 25, 2020 (the “Employment Agreement”); and

WHEREAS, Associate and Benefitfocus wish to alter certain terms of the Employment Agreement with regard to Associate’s title, responsibilities, and other matters; and

WHEREAS, in light of the foregoing, Associate and Benefitfocus desire to mutually and voluntarily amend the Employment Agreement, pursuant to the terms as set forth herein, effective as of May 10, 2021 (the “Amendment Effective Date”); and

WHEREAS, Associate’s employment will be terminated, effective as of September 2, 2021 (the “Termination Date”); and

WHEREAS, pursuant to the Employment Agreement, upon the separation of his employment under certain circumstances, Associate would receive certain severance benefits upon his execution of a general release in a form satisfactory to the Company; and

WHEREAS, the parties intend that this Amendment will set out the terms of Associate’s employment from the Amendment Effective Date through the Termination Date and the terms of Associate’s severance benefits, and provide for the general release of the Company by Associate notwithstanding anything to the contrary contemplated by the Employment Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I.	Amendments to the Employment Agreement.

1.       AMENDMENT TO SECTION 1 OF THE EMPLOYMENT AGREEMENT. Section 1 of the Employment Agreement is modified as of the Amendment Effective Date by replacing the existing Section 1 in its entirety with a new Section 1 as follows:

1. Employment. Benefitfocus hereby agrees to employ the Associate in the capacity of Strategic Advisor to the CEO for the period of May 10, 2021 through September 2, 2021, upon the terms and conditions set out herein, and the Associate accepts such employment.

Associate hereby consents to such amendment to Section 1 of the Employment Agreement, and acknowledges and agrees that nothing in this Amendment shall constitute “Good Reason” as defined in Section 11(e) of Exhibit B to the Employment Agreement, as amended.

2.       AMENDMENT TO SECTION 3 OF THE EMPLOYMENT AGREEMENT. Section 3 of the Employment Agreement is modified as of the Amendment Effective Date by replacing the existing Section 3 in its entirety with a new Section 3 as follows:

3. Duties. In his role as Strategic Advisor to the CEO, Associate will perform the duties as set out in Exhibit 1 entitled “Strategic Advisor to the CEO Job Description,” which is incorporated herein and made a part of this Agreement, and shall perform such additional duties as may otherwise be assigned to Associate from time to time by Benefitfocus’ Board of Directors.

3.       AMENDMENT TO EXHIBIT A OF EMPLOYMENT AGREEMENT. Employment Agreement is modified as of the Amendment Effective Date by replacing the existing Exhibit A with the new Exhibit A attached to this Amendment as Exhibit 1.

II.	Separation Provisions.

1.       Termination of Employment. Effective as of the Termination Date, Associate’s employment as Strategic Advisor to the CEO with the Company will be terminated. Except as expressly provided herein, as required by applicable law, or as may be vested under the Company’s plans, policies and arrangements, after the Termination Date, Associate will be entitled to no further compensation or employee benefits from the Company. Notwithstanding the foregoing, Associate will remain on the Board of Directors until the Company’s 2023 annual meeting of stockholders or until his successor is duly elected and qualified.

2.       Separation Benefits. If Associate signs and does not revoke this Amendment, and if, on the Termination Date, Associate signs and does not thereafter revoke the Release Agreement that is attached to this Amendment as Exhibit 2 (the “Release”), the Company will provide Associate with the following payments and benefits (collectively the “Separation Benefits”):

a.       Separation Pay. In consideration of Associate’s execution of this Amendment and the Release, the Company will pay Associate an amount equal to twelve (12) months of his regular base salary, minus applicable federal, state and local payroll taxes, and other withholdings required by law, paid out in accordance with the Company’s regular payroll schedule (the “Separation Pay”). The first installment of the Separation Pay will be paid in on the Company’s first regular pay day following the expiration of the Revocation Period described in Section 4 of the Release, and will include Separation Pay for the period from the Termination Date through the payroll date. The remaining installments will be paid over time in accordance with the Company’s normal payroll schedule for its employees.

b.       Annual Bonus. Associate will be eligible to receive his 2021 Annual Bonus on a prorated basis of 75% to align to actual service time. The 2021 Annual Bonus will be paid in accordance with the Company’s plans, policies and practices, minus applicable federal, state and local payroll taxes, at the time 2021 incentive payments are paid to existing Company personnel, but in any event no later than April 1, 2022. Associate will also receive an amount approximating his annual bonus at target paid in a lump sum as soon as reasonably possible following the Termination Date, but in any event no later than April 1, 2022, minus applicable federal, state and local payroll taxes.

c.       Benefits. If Associate properly and timely elects continuation coverage under COBRA following the Termination Date, the Company will continue to pay the employer-paid portion of his COBRA premiums (i.e. at the same percentage and terms as paid by the Company as of the Termination Date) for continuation coverage for Associate (and, if they were covered as of the Termination Date, for Associate’s spouse and any eligible dependents) during the period in which Associate is receiving Separation Pay; provided, however, the Company has the right to discontinue the payment of the premium and pay to the Associate a lump sum amount equal to the employer-paid portion of the current COBRA premium times the number of months remaining in the Separation Pay period if the Company determines that continued payment of the employer-paid portion of the COBRA premiums is discriminatory under  Sections 105(h) and 9815(a)(1) of the Internal Revenue Code. To the extent such coverage is continued, the Associate shall pay Associate’s portion of any costs of continuation consistent with the Company’s past practices.

d.       Equity. 2021 Long Term Incentive Grant. Effective as of the Termination Date, Associate will be forfeit 75% of the 2021 Long Term Incentive Grant dated 4/1/2021. Associate will continue to be eligible to receive 25% of his 2021 Long-Term Incentive Grant to align to actual service time, will remain to be comprised of 50% RSUs and 50% PSUs and will be paid no later than 4/1/2022 based on actual company performance against targets in accordance with the Company’s plans, policies and practices.

Effective as of the Termination Date, all equity awards granted to Associate by the Company (including, but not limited to, unvested options, shares of restricted stock, and any and restricted stock units) that are subject to time-based vesting (but not equity subject to unmet performance-based vesting, it being understood that if the performance measurement period ends on or before the Termination Date the relevant performance-based vesting shall be deemed met at the level ultimately determined by the Compensation Committee of the Board of the Company, even if that determination is made after the Termination Date) that would have vested following the Termination Date shall continue to vest while Associate serves as a member of the Company’s Board of Directors, but even if he leaves the Board for any reason before then such awards will nevertheless continue to vest for 12 months from the Termination Date, subject to his compliance with the terms hereof.

In the event Associate is removed from his seat on the Board of Directors prior to the 2023 annual meeting of the Company’s stockholders without Cause or upon a Change in Control, all of Associate’s outstanding equity awards subject to time-based vesting that are outstanding as of the date of this Agreement shall immediately vest in full to Associate.  In addition, so long as Associate has continued to serve on the Board of Directors through the 2023 annual meeting of the Company’s stockholders, then all of Associate’s equity awards that are outstanding as of the date of this Agreement and that are subject only to time-based vesting at the time of the 2023 annual meeting of the Company’s stockholders and that have not otherwise been forfeited shall immediately vest in full to Associate.

3.       Release of Claims. In exchange for the Company’s agreement to provide Associate with the Separation Benefits described above, by signing this Amendment, Associate releases and forever discharges the Company, as well as its parent companies, affiliates, subsidiaries, divisions, officers, directors, stockholders, employees, agents, representatives, attorneys, lessors, lessees, licensors and licensees, and their respective successors, assigns, heirs, executors and administrators (collectively, the “Company Parties”), from any and all claims, demands, and causes of action of every kind and nature, whether known or unknown, direct or indirect, accrued, contingent or potential, which Associate ever had or now has, including but not limited to any claims arising out of or related to his employment with the Company and the termination thereof (except where and to the extent that such a release is expressly prohibited or made void by law). The release includes, without limitation, Associate’s release of the Company and the Company Parties from any claims for lost wages or benefits, stock options, restricted stock, restricted stock units, compensatory damages, punitive damages, attorneys’ fees and costs, equitable relief or any other form of damages or relief. In addition, this release is meant to release the Company and the Company Parties from all common law claims, including claims in contract or tort, including, without limitation, claims for breach of contract, wrongful or constructive discharge, intentional or negligent infliction of emotional distress, misrepresentation, tortious interference with contract or prospective economic advantage, invasion of privacy, defamation, negligence or breach of any covenant of good faith and fair dealing. Associate also specifically and forever releases the Company and the Company Parties (except where and to the extent that such a release is expressly prohibited or made void by law) from: all claims under South Carolina laws prohibiting discrimination, harassment and retaliation, including but not limited to the South Carolina Human Affairs Law and all similar state and local laws; all claims under laws governing the payment of wages or protection of workers seeking payment for work performed and any other federal, state or local statutory and/or common laws governing the payment of wages; and/or and all claims under federal law based on unlawful employment discrimination, harassment or retaliation, including, but not limited to, claims for violation of Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Genetic Information and Discrimination Act, and the Federal Age Discrimination In Employment Act (29 U.S.C. § 621 et. seq.)

Associate hereby acknowledges that this release applies both to known and unknown claims that may exist between Associate and the Company and the Company Parties. Associate expressly waives and relinquishes all rights and benefits which he may have under any state or federal statute or common law principle that would otherwise limit the effect of this Amendment to claims known or suspected prior to the date he executes this Amendment, and does so understanding and acknowledging the significance and consequences of such specific waiver. Provided, however, that nothing in this Amendment extinguishes any claims Associate may have against the Company for breach of this Amendment.

4.       No Admissions. Associate understands, acknowledges and agrees that the release set out above in Section II(3) is a final compromise of potential claims, and is not an admission by the Company that any such claims exist or that the Company or the Company Parties are liable for any such claims. Unless prohibited by applicable law or regulation, Associate further agrees not to hereafter, directly or indirectly, sue, assist in or be a voluntary party to any litigation against Company or any one or more of the Company Parties for any claims relating to events occurring prior to or simultaneously with the execution of this Amendment.

Notwithstanding the foregoing, nothing in this Amendment prohibits Associate from filing a charge with, or participating in any investigation or proceeding conducted by, the U.S. Equal Employment Opportunity Commission or a comparable state or federal fair employment practices agency; provided, however, that this Amendment fully and finally resolves all monetary matters between Associate and the Company and the Company Parties, and by signing this Amendment, Associate acknowledges that he is waiving any right to monetary damages, attorneys’ fees and/or costs related to or arising from any such charge, complaint or lawsuit filed by Associate or on Associate’s behalf, individually or collectively.

5. Cooperation. By signing this Amendment, Associate promises and agrees, at all times during the transition period and after the Termination Date, to cooperate fully with the Company and its officers, directors, employees, agents and legal counsel in connection with any claim, complaint, charge, suit or action previously or hereafter asserted or filed by or against the Company or any of the Company Parties which relates to, arises out of or is connected directly or indirectly with (i) Associate’s employment with the Company, (ii) any other relationship or dealings between Associate and the Company or any of the Company Parties, or (iii) any other matter relating to the Company or any of the Company Parties. Associate’s cooperation with the Company shall continue throughout the pendency of any such claim, complaint, charge, suit or action. Further, Associate promises and agrees that, in the event he is subject to a valid and enforceable subpoena or court order which compels his testimony at a trial, hearing or deposition concerning his relationship with the Company or any other matter relating to the Company or any of the Company Parties, he will provide reasonable and prompt notice to the Company of this fact and cooperate fully with the Company prior to and during his testimony, to the maximum extent possible, consistent with his obligation to provide truthful testimony. Associate further agrees that, in the event he is named as a defendant in a legal proceeding resulting from, arising out of, or connected directly or indirectly with Associate’s employment with the Company, or any act, omission or conduct occurring during Associate’s employment with the Company, he will provide reasonable and prompt notice of this fact to the Company. The Company agrees to reimburse Associate for reasonable out-of-pocket expenses as reasonably required for such cooperation and consultation.

Notwithstanding the foregoing, nothing in this Amendment prohibits Associate from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Associate does not need the prior authorization of the Company to make any such reports or disclosures, and Associate is not required to notify the Company that he has made such reports or disclosures. The Company agrees that it will take no adverse action against Associate for truthful statements and testimony and that it will not seek to obtain any testimony or evidence that is not truthful and that it will not improperly seek to influence or modify any testimony of Associate.

6.       Return of Property. On or before the Termination Date, Associate shall return all property of the Company in his possession, including, without limitation, any Company credit cards, Company-owned equipment, and all originals and any copies of all disks, tapes, files, correspondence, data, notes and other documents pertaining to the Company’s proprietary products, customers and business and Confidential Business Information as defined in the Employment Agreement. Such property shall be in the same condition as when provided to Associate, reasonable wear and tear excepted.

7.       Confidentiality and Restrictive Covenants. Associate hereby acknowledges and agrees that his post-employment duties and obligations under the Employment Agreement will remain in full force and effect in accordance with such terms, and that a breach of the Employment Agreement will also constitute a breach of this present Agreement. The receipt of any severance payments or benefits pursuant to this Amendment will be subject to Associate’s not violating the covenants contained within Sections 7, 8, 9 and 10 of Associate’s Employment Agreement. In the event Associate breaches such covenants, Benefitfocus shall, in addition to all other legal and equitable remedies, have the right to terminate or suspend all continuing payments and benefits which Associate may otherwise be entitled without affecting the release or any other obligations under the release agreement.

8.       No Disparagement. Associate agrees that he will not falsely denigrate, defame, disparage or cast aspersions upon the Company, its management, products, services, business and manner of doing business, and that he will use his reasonable best efforts to prevent any member of his immediate family from engaging in any such activity.

9.       SECTION 409A.

a.       The Parties hereby acknowledge and agree that all benefits or payments provided by the Company to Associate pursuant to this Amendment are intended either to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”), or to be in compliance with Section 409A, and the Agreement shall be interpreted to the greatest extent possible to be so exempt or in compliance. If there is an ambiguity in the language of the Agreement, or if Section 409A guidance indicates that a change to the Agreement is required or desirable to achieve exemption or compliance with Section 409A, Company and Associate agree to attempt to renegotiate in good faith to clarify the ambiguity or make such change.

b.       If any severance or other payments that are required by the Agreement are to be paid in a series of installment payments, each individual payment in the series shall be considered a separate payment for purposes of Section 409A.

c.       If any severance compensation or other benefit provided to Associate pursuant to this Amendment that constitutes “nonqualified deferred compensation” within the meaning of Section 409A is considered to be paid on account of “separation from service” within the meaning of Section 409A, and Associate is a “specified employee” within the meaning of Section 409A, no payments of any of such severance or other benefit shall made for six (6) months plus one (1) day after the “separation from service” (the “New Payment Date”). The aggregate of any such payments that would have otherwise been paid during the period between the “separation from service” and the New Payment Date shall be paid to the Associate in a lump sum on the New Payment Date.

10.       Relief and Enforcement. Associate understands and agrees that, in addition to any other remedies that the Company (or the Company Parties) has at law or in equity, upon any breach of this Amendment by Associate, the Company may immediately cease providing any or all of the Separation Benefits and/or seek recovery of Separation Benefits that have been paid to him pursuant to Section 2, above. Associate also understands and agrees that if he violates the terms of Sections II (5), (6), (7) or (8) of this Amendment, Associate will cause injury to the Company and/or one or more of the Company Parties) that will be difficult to quantify or repair, so that the Company (and/or the Company Parties) will have no adequate remedy at law. Accordingly, Associate agree that if he violates Sections II (5), (6), (7) or (8) of this Amendment, the Company (or the Company Parties) will be entitled as a matter of right to obtain an injunction from a court of law, restraining Associate from any further violation of this Amendment. The right to an injunction is in addition to any other remedies that the Company (or the Company Parties) has at law or in equity.

11.       Assignment. This Amendment may not be assigned by Associate without the prior written consent of the Company. The Company shall have the right to assign this Amendment to its successors and assigns in connection with a change in control or business transaction requiring a general assignment, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. The term “Company” shall include any of the Company’s subsidiaries, subdivisions or affiliates.

12.       No Modifications; Governing Law; Entire Agreement. This Amendment cannot be changed or terminated orally, and no modification or waiver of any of the provisions of this Amendment is effective unless in writing and signed by all of the parties hereto. The parties agree that this Amendment is to be governed by and construed in accordance with the laws of the State of South Carolina. This Amendment, and the surviving provisions of the Employment Agreement, set forth the entire and fully integrated understanding between the parties, and there are no representations, warranties, covenants or understandings, oral or otherwise, that are not expressly set out therein.

13.       Right to Revoke. ONCE SIGNED BY ASSOCIATE, THIS AMENDMENT IS REVOCABLE IN WRITING FOR A PERIOD OF SEVEN (7) DAYS (THE “REVOCATION PERIOD”). IN ORDER TO REVOKE HIS ACCEPTANCE OF THIS AMENDMENT, ASSOCIATE MUST DELIVER WRITTEN NOTICE TO THE COMPANY’S LEAD INDEPENDENT DIRECTOR, AND IF THE COMPANY DOES NOT HAVE A LEAD INDEPENDENT DIRECTOR, THEN TO THE CHAIR OF THE COMPANY’S BOARD OF DIRECTORS, AND SUCH WRITTEN NOTICE MUST ACTUALLY BE RECEIVED WITH THE SEVEN (7) DAY REVOCATION PERIOD.

14.       Voluntary Execution. By signing below, Associate acknowledges that he has read this Amendment, that he understands its contents and that he has relied upon or had the opportunity to seek the legal advice of his attorney, who is the attorney of his own choosing.

ASSOCIATE HEREBY ACKNOWLEDGES THAT HE HAS BEEN GIVEN A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER WHETHER TO EXECUTE THIS AMENDMENT. ASSOCIATE ALSO ACKNOWLEDGES THAT HE IS HEREBY ADVISED BY THE COMPANY IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AMENDMENT.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto acknowledges having read and understood the contents and effect of this Amendment and has executed this Amendment freely and with full authority duly given, all as of the date first above written.

THE COMPANY:
BENEFITFOCUS, INC. and
BENEFITFOCUS.COM, INC.

By:	/s/ Mason R. Holland, Jr.
Name:	Mason R. Holland, Jr.
Title:	Executive Chairman

ASSOCIATE:

/s/ Stephen Swad
By: Stephen Swad

(Signature Page to Second Amendment to Employment Agreement)

Exhibit 1

Strategic advisor to the ceo Job

Description

•	Assist the CEO as requested during the period of the transition from May 10, 2021 through Sept 2, 2021.
•	Upon request, be available to provide guidance and counsel on matters relating to the operations of the company or matters related to associates, customers, shareholders or other external parties.
•	Upon request, be available to join customer or investor calls to ensure a smooth transition.
•	Provide any relevant thoughts or materials that would assist the CEO in quickly transitioning successfully.
•	Continue normal board duties as assigned.

Exhibit 2

RELEASE AGREEMENT

This RELEASE AGREEMENT (the “Release”) is hereby made and entered into this ____ day of ____________, 2021, by and between Stephen Swad (hereinafter “Associate”), and Benefitfocus.com, Inc., having its principal place of business at 100 Benefitfocus Way, Charleston, SC 29492 (hereinafter referred to as “Benefitfocus”) together with its parent company, Benefitfocus, Inc., its subsidiaries and affiliates (collectively, the “Company”).

1.       Release of Claims. In exchange for the Company’s providing Associate with the severance pay and benefits per Section 2 of Part II of the Second Amendment to Employment Agreement between Associate and the Benefitfocus.com, Inc. (hereinafter the “Agreement”), by signing this Release, Associate hereby releases and forever discharges the Company, as well as its parent companies, affiliates, subsidiaries, divisions, officers, directors, stockholders, employees, agents, representatives, attorneys, lessors, lessees, licensors and licensees, and their respective successors, assigns, heirs, executors and administrators (collectively, the “Company Parties”), from any and all claims, demands, and causes of action of every kind and nature, whether known or unknown, direct or indirect, accrued, contingent or potential, which Associate ever had or now has, including but not limited to any claims arising out of or related to his employment with the Company and the termination thereof (except where and to the extent that such a release is expressly prohibited or made void by law). The release includes, without limitation, Associate’s release of the Company and the Company Parties from any claims for lost wages or benefits, stock options, restricted stock, restricted stock units, compensatory damages, punitive damages, attorneys’ fees and costs, equitable relief or any other form of damages or relief. In addition, this release is meant to release the Company and the Company Parties from all common law claims, including claims in contract or tort, including, without limitation, claims for breach of contract, wrongful or constructive discharge, intentional or negligent infliction of emotional distress, misrepresentation, tortious interference with contract or prospective economic advantage, invasion of privacy, defamation, negligence or breach of any covenant of good faith and fair dealing. Associate also specifically and forever releases the Company and the Company Parties (except where and to the extent that such a release is expressly prohibited or made void by law) from: all claims under South Carolina laws prohibiting discrimination, harassment and retaliation, including but not limited to the South Carolina Human Affairs Law and all similar state and local laws; all claims under laws governing the payment of wages or protection of workers seeking payment for work performed and any other federal, state or local statutory and/or common laws governing the payment of wages; and/or and all claims under federal law based on unlawful employment discrimination, harassment or retaliation, including, but not limited to, claims for violation of Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Genetic Information and Discrimination Act, and the Federal Age Discrimination In Employment Act (29 U.S.C. § 621 et. seq.)

Associate hereby acknowledges that this release applies both to known and unknown claims that may exist between Associate and the Company and the Company Parties. Associate expressly waives and relinquishes all rights and benefits which he may have under any state or federal statute or common law principle that would otherwise limit the effect of this Release to claims known or suspected prior to the date he executes this Release, and does so understanding and acknowledging the significance and consequences of such specific waiver. Provided, however, that nothing in this Release extinguishes any claims Associate may have against the Company for breach of the Agreement.

2.       No Admissions. Associate understands, acknowledges and agrees that the release set out above in Section 1 is a final compromise of potential claims, and is not an admission by the Company that any such claims exist or that the Company or the Company Parties are liable for any such claims. Unless prohibited by applicable law or regulation, Associate further agrees not to hereafter, directly or indirectly, sue, assist in or be a voluntary party to any litigation against Company or any one or more of the Company Parties for any claims relating to events occurring prior to or simultaneously with the execution of this Release.

Notwithstanding the foregoing, nothing in this Release prohibits Associate from filing a charge with, or participating in any investigation or proceeding conducted by, the U.S. Equal Employment Opportunity Commission or a comparable state or federal fair employment practices agency; provided, however, that this Release fully and finally resolves all monetary matters between Associate and the Company and the Company Parties, and by signing this Release, Associate acknowledges that he is waiving any right to monetary damages, attorneys’ fees and/or costs related to or arising from any such charge, complaint or lawsuit filed by Associate or on Associate’s behalf, individually or collectively.

3.       No Modifications; Governing Law; Entire Agreement. This Release cannot be changed or terminated orally, and no modification or waiver of any of the provisions of this Release is effective unless in writing and signed by all of the parties hereto. The parties agree that this Release is to be governed by and construed in accordance with the laws of the State of South Carolina. This Release, the Agreement, and the surviving provisions of the Employment Agreement, set forth the entire and fully integrated understanding between the parties, and there are no representations, warranties, covenants or understandings, oral or otherwise, that are not expressly set out therein.

4.       Right to Revoke. ONCE SIGNED BY ASSOCIATE, THIS RELEASE IS REVOCABLE IN WRITING FOR A PERIOD OF SEVEN (7) DAYS (THE “REVOCATION PERIOD”). IN ORDER TO REVOKE HIS ACCEPTANCE OF THIS RELEASE, ASSOCIATE MUST DELIVER WRITTEN NOTICE TO THE COMPANY’S LEAD INDEPENDENT DIRECTOR, AND IF THE COMPANY DOES NOT HAVE A LEAD INDEPENDENT DIRECTOR, THEN TO THE CHAIR OF THE COMPANY’S BOARD OF DIRECTORS, AND SUCH WRITTEN NOTICE MUST ACTUALLY BE RECEIVED WITH THE SEVEN (7) DAY REVOCATION PERIOD.

5.       Voluntary Execution. By signing below, Associate acknowledges that he has read this Release, that he understands its contents and that he has relied upon or had the opportunity to seek the legal advice of his attorney, who is the attorney of his own choosing.

ASSOCIATE HEREBY ACKNOWLEDGES THAT HE HAS BEEN GIVEN A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER WHETHER TO EXECUTE THIS RELEASE. ASSOCIATE ALSO ACKNOWLEDGES THAT HE IS HEREBY ADVISED BY THE COMPANY IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE.

IN WITNESS WHEREOF, Associate acknowledges he has read and understood the contents and effect of this Release, and has executed this Release freely and with full authority duly given, all as of the date first above written.

ASSOCIATE:

Stephen Swad